Exhibit 8.3

Advocaten Notarissen Belastingadviseurs

ASML Holding N.V. De Run 6501 5504 DR Veldhoven The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 3 January 2013	J.J.J. Schutte
Advocaat
M15200260/1/20543034/WGJ

Dear Madam / Sir,

SEC registration of ordinary shares of ASML Holding N.V.

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex A (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings included in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1	The Registration Statement has been or will have been filed with the SEC, in the form referred to in this opinion.

5	Opinion

Based on the documents and my investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	The statements in the Registration Statement under the heading “Taxation in the Netherlands”, to the extent that they include statements as to Dutch Tax law, are correct.

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ J.J.J. Schutte

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Annex A – Definitions

In this opinion:

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch Tax” means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Issuer” means ASML Holding N.V. a public company with limited liability with corporate seat in Veldhoven, the Netherlands.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means an e-mailed copy received by me on January 2, 2013 of a draft registration statement on form F- 4 (Registration No.333-185120) in relation to the Registration to be filed with the SEC on or around January 3, 2013 (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

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